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                                                              EXHIBIT (e)(1)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

NAME OF FUND

ING Emerging Countries Fund

ING Foreign Fund

ING Global Equity Dividend Fund

ING Global Real Estate Fund

ING International Fund

ING International SmallCap Growth Fund

ING Precious Metals Fund

ING Russia Fund

ING Worldwide Growth Fund